RECORDING REQUESTED BY       DOC. NO. 44949
                             OFFICIAL RECORDS
                             SAN LUIS OBISPO CO., CA
WHEN RECORDED MAIL TO
                             JUL 05 1990
Kirk Simas & Normanly        FRANCIS M. COONEY
P.O. Box 1219                County Clerk - Recorder
Santa Maria, CA  93456       TIME  11:45 AM

--------------------------------------------------------------------------------

                                 MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is made and entered into by and between JOSEPH W. SOARES and LAURA MAE SOARES, husband and wife (hereinafter collectively referred to as "LESSORS") and BANK OF SANTA MARIA, A California Banking Corporation (hereinafter referred to as "LESSEE") to witness that:

    1. LESSORS have leased to LESSEE for a term of twenty-five (25) years commencing on March 1, 1990 and ending on February 28, 2015, the property hereinafter described.

    2. The lease is on the terms and conditions specified in a certain GROUND LEASE between the parties dated February 12, 1990 as amended by a FIRST AMENDED AND RESTATED GROUND LEASE between the parties dated June 26, 1990, all of which terms and conditions are incorporated herein, including certain terms and conditions calling for the option to extend the lease term beyond the initial twenty-five (25) year term.

    3. The property described in the GROUND LEASE is as set forth in the attached Exhibit "A".

EXECUTED at Santa Maria, California on June 26, 1990.

LESSORS:                               LESSEE:

Signature Present                      BANK OF SANTA MARIA
-----------------------------          A California Banking Corporation
JOSEPH W. SOARES

Signature Present                      By:  Signature Present
-----------------------------               ------------------------------
LAURA MAE SOARES                            WILLIAM A. HARES
                                            President

                                       By:  Signature Present
                                            ------------------------------
                                            DONALD W. LEMKE
                                            Assistant Secretary

                                                              VOL 3538 PAGE 722

STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF SANTA BARBARA )

On this the 26th day of June, 1990, before me, the undersigned, a Notary Public in and for said County and State, personally appeared JOSEPH W. SOARES and LAURA MAE SOARES, personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument, and acknowledged that they executed it.

WITNESS my hand and official seal.

Seal     OFFICIAL SEAL                  Signature Present
                                        ------------------------------
Here     NORA E. THOMPSON               Notary Public
         NOTARY PUBLIC - CALIFORNIA
         SANTA BARBARA COUNTY
         My comm. expires FEB 8, 1994


STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF SANTA BARBARA )

On this the 27th day of June, 1990, before me, the undersigned, a Notary Public in and for said County and State, personally appeared WILLIAM A. HARES, personally known to me or proved to me on the basis of satisfactory evidence to be the President of the BANK OF SANTA MARIA, and DONALD W. LEMKE, personally known to me or proved to me on the basis of satisfactory evidence to be the Assistant Secretary of BANK OF SANTA MARIA, the corporation that executed the within instrument on behalf of said corporation, and acknowledged to me that such corporation executed it.

WITNESS my hand and official seal.

Seal     BETTY B. O'DEA                 Signature Present
                                        ------------------------------
Here     Notary Public                  Notary Public
         Santa Barbara County
         California
My Commission Expires February 28, 1992


                                                               VOL 3538 PAGE 723

                                     EXHIBIT "A"

                       PROPERTY DESCRIPTION OF LEASED PREMISES


BANK PARCEL
PARCEL 1:
That portion of Lot 11 of Story's Resubdivision of Lot 24 of Ward's Subdivision of the Rancho Nipomo recorded in Book A of Maps at Page 20, San Luis Obispo County official records, all located in San Luis Obispo County, California, being more particularly described as follows:

BEGINNING at a point which bears North 34 degrees 30' West 20.00 feet and North 55 degrees 30' East 44.00 feet from the most Southerly corner of said Lot 11; Thence North 34 degrees 30' West 200.00 feet; Thence North 55 degrees 30' East
220.00 feet more or less, to a point on the Northeasterly boundary line of that certain parcel of land described in Book 1601, Page 715 of said County official records; Thence along said Northeasterly boundary line South 34 degrees 30' East
200.00 feet; Thence South 55 degrees 30' West 220.00 feet, more or less to the POINT OF BEGINNING.

Containing 1.01 Acres of land more or less.

PARCEL 2:
An easement for ingress and egress over the residential parcel described as follows:

That portion of Lot 11 of Story's Resubdivision of Lot 24 of Ward's Subdivision of the Rancho Nipomo recorded in Book A of Maps at Page 20 of San Luis County official records, all located in San Luis Obispo County, California, being more particularly described as follows:

BEGINNING at a point on the Southwesterly boundary line of said Lot 11 which bears North 34 degrees 30' West 20.00 feet from the most Southerly corner of said Lot 11; Thence along said Southwesterly boundary line of Lot 11 North 34 degrees 30' West 200.00 feet; Thence North 55 degrees 30' East 44.00 feet; Thence South 34 degrees 30' East 200.00 feet, more or less to a point 20.00 feet measured at right angles from the Northwesterly right of way line of Tefft Street; Thence along a line 20.00 feet from and parallel to said Northwesterly right of way line South 55 degrees 30' West 44.00 feet, more or less to the POINT OF BEGINNING.

Containing 8800 Square Feet of land, more or less.



                                            VOL 3538 PAGE 724

                              EXHIBIT "A" - Continuation

RESIDENTIAL PARCEL

All that part of Lot 11 of the Resubdivisions of the Southwesterly part of Lot 24 of A. C. Ward's Subdivisions of the Nipomo Rancho, San Luis Obispo County, as shown by map of said Resubdivisions made by George Story, County Surveyor, in the year 1887, and which said map was filed on December 10, 1887, in the office of the San Luis Obispo County Recorder, described as follows:

Beginning at a post marked X.5 at the Southwesterly corner of said Lot, and running Thence North 55 1/2 degrees East, along the Southerly line of said Lot, 4 chains; Thence North 34 1/2 degrees West, 10 chains to the line between Lots 10 and 11 of said Resubdivision; Thence South 55 1/2 degrees West, along said line, 4 chains to post marked X.13, at the Northwesterly corner of said Lot 11; Thence South 34 1/2 degrees East, along the Westerly line of said Lot, 10 chains to the POINT OF BEGINNING.

Excepting therefrom Parcel 1 of the Bank Parcel described above.


                                            VOL 3538 PAGE 725

                              FIRST AMENDED AND RESTATED

                                     GROUND LEASE

                                       BETWEEN

                        JOSEPH W. SOARES AND LAURA MAE SOARES

                                      "LESSORS"

                                         AND

                                 BANK OF SANTA MARIA,
                           A CALIFORNIA BANKING CORPORATION

                                       "LESSEE"






                                   WEST TEFFT ROAD
                                  NIPOMO, CALIFORNIA

                                    JUNE 26, 1990

                        Table of Contents                            Page No.
                        -----------------                            --------

    Preamble--Parties and Leasing                                       1

    ARTICLE 1.  TERM OF LEASE                                           1
    1.01.     Fixed Term
    1.02.     Option to Extend
    1.03.     Lessee's Right of First Refusal to Purchase
    1.04.     Rights to Terminate
    1.05.     Automatic Termination - Residential Parcel

    ARTICLE 2.  RENT                                                    4
    2.01.     Apportionment of Basic Rent
    2.02.     Basic Rent - Bank Parcel
    2.03.     Cost of Living Adjustment - Bank Parcel
    2.04.     Basic Rent - Residential Parcel
    2.05.     Place for Payment of Rent
    2.06.     Security Deposit
    2.07.     Late Charges

    ARTICLE 3.  USE OF PREMISES                                         6
    3.01.     Principal Use
    3.02.     Only Lawful Uses Permitted

    ARTICLE 4.  TAXES AND UTILITIES                                     6
    4.01.     Lessee to Pay Taxes
    4.02.     Proration of First and Last Year Taxes
    4.03.     Separate Assessment of Leased Land
    4.04.     Payment Before Delinquency
    4.05.     Contest of Tax
    4.06.     Tax Returns and Statements
    4.07.     Utilities

    ARTICLE 5.  CONSTRUCTION BY LESSEE                                  7
    5.01.     Right to Construct
    5.02.     Duty to Subdivide
    5.03.     Duty to Construct Improvements for Lessors
    5.04.     No Construction Before Notice - Notice of
              Nonresponsibility
    5.05.     Compliance with Law and Quality
    5.06.     Mechanics' Liens
    5.07.     Zoning and Use Permits
    5.08.     Ownership of Building Project

    ARTICLE 6.  ENCUMBRANCE OF LEASEHOLD                               10
    6.01.     Lessee's Right to Encumber
    6.02.     Request for Notice of Loan Default
    6.03.     Notice to and Service on Lender
    6.04.     No Modification Without Lender's Consent
    6.05.     Rights of Lender
    6.06.     Rights of Lender to Cure Defaults
    6.07.     Foreclosure in Lieu of Curing Default
    6.08.     Assignment Without Consent on Foreclosure
    6.09.     New Lease to Lender
    6.10.     Lender as Assignee of Lease
    6.11.     Lender as Including Subsequent Security Holders
    6.12.     Subordination, Attornment, Quiet Enjoyment

    ARTICLE 7.  REPAIRS AND RESTORATION                                13
    7.01.     Maintenance by Lessee
    7.02.     Requirements of Governmental Agencies
    7.03.     Option to Terminate Lease for Destruction

    ARTICLE 8.  INDEMNITY AND INSURANCE                                14
    8.01.     Indemnity Agreement
    8.02.     Liability Insurance
    8.03.     Deposit of Insurance
    8.04.     Notice of Cancellation of Insurance

    ARTICLE 9.  CONDEMNATION                                           15
    9.01.     Total Condemnation
    9.02.     Partial Taking - Parking Lot
    9.03.     Partial Taking - Rental Facilities
    9.04.     Condemnation Award
    9.05.     Voluntary Conveyance in Lieu of Eminent Domain

    ARTICLE 10.  DEFAULT AND TERMINATION                               17
    10.01.    Abandonment by Lessee
    10.02.    Termination for Breach by Lessee
    10.03.    Cumulative Remedies

    ARTICLE 11.  MISCELLANEOUS                                         18
    11.01.    Force Majeure - Delays
    11.02.    Attorney's Fees
    11.03.    Notices to Lessors
    11.04.    Notices to Lessee
    11.05.    Hazardous Materials

    11.06.    Interest on Advances
    11.07.    Governing Law
    11.08.    Binding on Heirs and Successors
    11.09.    Partial Invalidity
    11.10.    Sole and Only Agreement
    11.11.    Time of Essence
    11.12.    Memorandum of Lease for Recording

    EXHIBITS
    Description of Leased Premises                                      A
    Preliminary Title Report                                            B

                              FIRST AMENDED AND RESTATED
                                     GROUND LEASE


                            PREAMBLE - PARTIES AND LEASING

    This First Amended and Restated Ground Lease is made and entered into by and between JOSEPH W. SOARES and LAURA MAE SOARES (hereinafter collectively referred to as "Lessors") and BANK OF SANTA MARIA, a California Banking Corporation (Hereinafter referred to as "Lessee)" with reference to the following facts:

         A. Lessors and Lessee are the Lessors and Lessee respectively named in that certain Ground Lease dated February 12, 1990 referencing certain real property therein located on Tefft Road in the unincorporated town of Nipomo, County of San Luis Obispo, State of California.

         B. The parties wish to amend and restate the terms of the Ground Lease as specified herein including, but not limited to the description of the premises.

    NOW THEREFORE, the parties hereto amend and restate the Ground Lease as specified herein and Lessors' hereby lease to Lessee the land and premises (hereinafter referred to as the "Premises") described as set forth in the attached Exhibit "A", all on the following terms and conditions:


                               ARTICLE 1. TERM OF LEASE

    SECTION 1.01. FIXED TERM. The term of this lease shall be a period of twenty-five (25) years, commencing March 1, 1990 and ending February 28, 2015, unless sooner terminated or extended as provided herein.

    SECTION 1.02. OPTION TO EXTEND. Provided that Lessee is not in default in the terms of this lease, it shall automatically extend for an additional twenty-five (25) years unless Lessee gives Lessors not less than one (1) year notice of Lessee's intent not to extend the lease.

    SECTION 1.03. LESSEE'S RIGHT OF FIRST REFUSAL TO PURCHASE. Provided that Lessee is not in default of the terms of this lease, Lessee shall have a right of first refusal to purchase the Premises on the following terms and conditions:

    (1) In the event that the Lessors wish to sell the Premises but do not yet have a bona fide offer to purchase the Premises from a third party then, as a condition precedent to Lessors' right and power to sell:

         (a) Lessors shall give Lessee notice in writing of their intention to sell the property.

         (b) Within thirty (30) days thereafter, Lessors shall provide to Lessee a copy of an appraisal of the fair market value of the Premises made by an M.A.I. certified real estate appraiser. Such appraisal shall be of the value of the present worth of the contract for the current term of the lease discounted at an annual rate equal to the discount rate as established by the Federal Reserve Bank of San Francisco on the date of Lessors' notice of intent to sell (hereinafter referred to as the "discount rate"); plus the value of the present worth of the reversion of the land and improvements at the expiration of the current term of the lease discounted at an annual rate equal to the discount rate. In the event that the discount rate is no longer published, then the discount rate shall be such rate as the parties may agree upon, or in the event that they cannot agree, it shall be established by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.

         (c) Within fifteen (15) days after receipt of the appraisal by Lessee, Lessee shall notify Lessors in writing of its election to purchase the property or election not to purchase the Premises. Failure of Lessee to notify Lessors of its election within said fifteen (15) day period shall be deemed an election not to purchase the Premises.

         (d) The purchase price of the Premises shall be the full fair market value of the Premises as determined by the appraisal and the terms of sale shall be all cash; escrow to close within thirty (30) days of Lessee's Notice of Election to Purchase, and all closing costs to be paid by Lessee.

         (e) If Lessee fails to elect to purchase as provided herein, or elects to purchase and then fails to close escrow as provided herein, then Lessors may thereafter sell the Premises free of any rights of Lessee.

    (2) In the event that the Lessors wish to sell the Premises and have obtained a bona fide offer to purchase the premises from a third party then, as a condition precedent to Lessors' right and power to sell:

         (a) Lessors shall first give Lessee notice of Lessors' intent to sell in accordance with Section 11.04 of this Ground Lease (hereinafter referred to as the "Notice of Intent"). Said notice shall be accompanied by an executed counterpart of any proposed purchase and sale agreement with the third party (hereinafter referred to as the "Notice Exhibits") and shall specify:

              (i) The name, address and telephone number of the proposed purchaser. If the proposed purchaser is not a natural person, the Notice of Intent or the Notice Exhibits shall also specify the name, address and telephone number of each principal owner of the purchaser.

              (ii)      The purchase price and terms of payment thereof.

              (iii)     All other terms and conditions of the purchase.

         (b) For thirty (30) days following the receipt of the Notice of Intent and the Notice Exhibits, the Lessee shall have the option to purchase the Lessors' interest in the Premises on the terms and conditions specified in the Notice of Intent and Notice Exhibits or on an all cash basis. Said option shall be exercised, if at all, by delivery of a written Notice of Exercise of Option to Lessors in accordance with
Section 11.04 within the thirty (30) day period. Failure of Lessee to notify Lessors of its election within said thirty (30) day period shall be deemed an election not to purchase the Premises.

         (c) Consummation of the sale shall be through the medium of an escrow at an escrowholder to be selected by the parties and the sale shall close in accordance with the terms of the Notice Exhibits but in no event sooner than thirty (30) days after Lessee's election to purchase the Premises. In the event that Lessee elects to purchase the property on an all cash basis, then notwithstanding the terms of the Notice Exhibits, escrow shall close thirty (30) days after the date of Lessee's notice of exercise of option.

         (d) If Lessee fails to elect to purchase as provided herein, or elects to purchase and then fails to close escrow as provided herein, then Lessors may thereafter sell the Premises to the third party and on the terms specified in the Notice of Intent free of any rights of Lessee.

    SECTION 1.04.  RIGHTS TO TERMINATE.

    (1) Notwithstanding any other provisions contained in this lease, in the event the Lessee is closed or taken over by the banking authority of the State of California, or other bank supervisory authority, the Lessor may terminate the lease only with the concurrence of such banking authority or other bank supervisory authority, and any such authority shall in any event have the election either to continue or to terminate the lease; provided, that in the event this lease is terminated, the maximum claim of Lessor for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the lease shall in no event by in an amount exceeding the rent reserved by the lease, without acceleration, for the year next succeeding the date of the surrender of the premises to the Lessor, or the date of reentry of the Lessor, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration up to such date.

    (2) Notwithstanding any other provisions contained in this lease, Lessee shall have the right to terminate this lease on thirty (30) days written notice:

         (a) In the event that Lessee is not able to obtain approval by the applicable California state banking authorities of the lease and the construction and operation of a branch bank on the Premises within one (1) year of the date of this lease.

         (b) In the event that Lessee is not able to obtain all necessary local governmental land use and construction approvals to construct and operate a bank on the Premises within one (1) year of the date of this lease.

         (c) In the event that Lessee is not able to obtain all necessary governmental approvals to record a Parcel Map in accordance with Section 5.02 of this Lease.

    In the event of a termination pursuant to this Section 1.04 (2), Lessee shall pay the full amount of the rent accrued pursuant hereto through the expiration of the thirty (30) day notice period.

    All rights to terminate pursuant to this Section 1.04 (2) shall terminate three (3) years after the date of this lease.

    (3) Notwithstanding any other provisions contained in this lease, Lessee shall have the right to terminate this lease immediately in the event that Lessors are unable to convey the leasehold interest free and clear of any defects in title other than those approved by Lessee and evidenced by a Leaseholder Owner's policy of title insurance issued by Ticor Title Insurance Company as of the date of recordation of an abstract of this lease and paid for by Lessee. In connection therewith, Lessee has obtained a preliminary title report from Ticor Title Insurance Company dated December 28, 1989 (Title Order #171490) a copy of which is attached hereto as Exhibit "B". Lessee approves the condition of title to the property as specified therein with the exception of exclusion 3.

    SECTION 1.05. AUTOMATIC TERMINATION - RESIDENTIAL PARCEL. This Lease shall immediately terminate as to the residential parcel described in the attached Exhibit "A" upon recordation of the Parcel Map described in Section
5.02 or five (5) years from the date hereof, whichever occurs first. Thereafter, the "Premises" shall be deemed to constitute only the bank parcel as described on the attached Exhibit "A".


                                   ARTICLE 2.  RENT

    SECTION 2.01. APPORTIONMENT OF BASIC RENT. The basic rent on the leased premise shall be apportioned between the bank parcel described in the attached Exhibit "A" and the residential parcel described in the attached Exhibit "A" as set forth in Sections 2.02 and 2.03.

    SECTION 2.02. BASIC RENT - BANK PARCEL. Lessee agrees to pay to Lessors, as the Rent for the portion of the Premises consisting of the bank parcel, the sum of Eight Hundred Fifty-Five Thousand Dollars ($855,000.00), payable in three hundred (300) equal monthly installments of Two Thousand Eight Hundred Fifty Dollars ($2,850.00), each due and payable on the first day of the month commencing March 1, 1990, and continuing on the first day of each month of the lease term.

    SECTION 2.03. COST OF LIVING ADJUSTMENT - BANK PARCEL. On March 1, 1992, and every twelve (12) months thereafter, including any extended term, the Rent on the bank parcel for the current lease term and the then current total monthly installments thereof shall be adjusted to an amount that bears the same relationship to the original monthly installment of the Rent which the Consumer Price Index for the immediately preceding month of January bears to the index for January, 1990. However, in no event shall the Rent on the bank parcel for the current lease term and the monthly installments thereof be reduced below the amounts in effect immediately preceding such adjustment.

    The Consumer Price Index to be used is the Los Angeles-Riverside-Anaheim Consumer Price Index - all urban consumers, published monthly by the U.S. Department of Labor, Bureau of Labor Statistics. If said Consumer Price Index is discontinued, then the parties shall substitute therefor any successor index supplied by the U.S. Department of Labor which reflects consumer price levels for the area encompassing the City of Los Angeles, and if no such successor index exists, then the parties shall select another similar index which reflects consumer price levels and if the parties cannot agree on another index, it shall be determined by binding arbitration.

    SECTION 2.04. BASIC RENT - RESIDENTIAL PARCEL. Lessee agrees to pay Lessors, as the rent for the portion of the Premises consisting of the residential parcel, all sums collected by its special property manager on the residential parcel plus the sum of One Hundred Dollars ($100.00) per month. In connection therewith, the Lessee hereby irrevocably appoints JOSEPH W. SOARS as its special property manager with full power and exclusive authority to:

    (1) Lease the residential parcel on such terms and to such persons as he deems fit in his sole and absolute discretion.

    (2) Collect all rents due on the residential parcel and account for the same to Lessors.

    (3) Undertake in his own name, any proceedings necessary to evict any tenant on the residential parcel.

    (4) Enter on and perform at Lessors' expense, any repairs or maintenance necessary on the residential parcel.

    (5) Insure, at Lessors' expense, the improvements on the residential parcel.

    (6) Provide for a caretaker for the bank parcel on such terms as he sees fit.

    SECTION 2.05. PLACE FOR PAYMENT OF RENT. All rent that becomes due and payable under this lease shall be paid to Lessors at 3925 Oakglen Avenue, Nipomo, California 93444-9738, or any other place or places that Lessor may designate by written notice to Lessee.

    SECTION 2.06. SECURITY DEPOSIT. No deposit has been given as security for the performance of this lease.

    SECTION 2.07. LATE CHARGES. In the event that any installments of Rent on the bank parcel shall not be received by Lessors within ten (10) days after such amount becomes due, then, without any additional requirement for notice, Lessee shall pay to Lessors a late charge equal to three percent (3%) of such over due amount. In the event more than one (1) month's installment of Rent is delinquent, then any payment of Rent received shall be applied to the oldest rental payment due and unpaid and not to the most recent delinquency.

                              ARTICLE 3. USE OF PREMISES

    SECTION 3.01. PRINCIPAL USE. The Premises may, during the term of this lease, be used by Lessee for any lawful purpose; provided, however, that it is expressly understood and agreed that unimproved land with the express intention of developing the same, either alone or in conjunction with adjoining lands that may now or hereafter be acquired by Lessee either in fee or in leasehold estate, by constructing, maintaining and operating thereon a bank.

    SECTION 3.02. ONLY LAWFUL USES PERMITTED. Lessee shall not use or permit the bank parcel or any portion of the same to be improved, developed, used or occupied in any manner or for any purpose that is in any way to violation for any valid law, ordinance or regulation of any federal, state, county or local governmental agency, body or entity. Furthermore, Lessee shall not maintain, commit or permit the maintenance or commission of any nuisance as now or hereafter defined by any statutory or decisional law applicable to the bank parcel on the bank parcel or any part of the bank parcel.


                           ARTICLE 4.  TAXES AND UTILITIES

    SECTION 4.01. LESSEE TO PAY TAXES. In addition to the rents required to be paid under this lease, Lessee shall pay, and Lessee hereby agrees to pay, any and all taxes, assessments and other charges of any description levied or assessed during the term of this lease by any governmental agency or entity on or against the bank parcel, any portion of the bank parcel, any interest in the bank parcel, or any improvements or other property in or on the bank parcel. In connection therewith, Lessee shall use its best efforts to insure that the leased bank parcel and any improvements constructed thereon are separately assessed.

    SECTION 4.02. PRORATION OF FIRST AND LAST YEAR TAXES. Notwithstanding the provisions of Section 4.01 of this lease, all taxes or assessments levied or assessed on or against the bank parcel during the tax years in which the term of this lease is to commence and the term of this lease is to end shall be prorated between Lessors and Lessee as of 12:01 A.M. on the date the term of this lease is to commence and on the date the term of this lease is to end respectively on the basis of tax years that commence on July 1st and end on June 30th of each year. Lessors shall pay the taxes for the year in which this lease is to commence and Lessee shall promptly, on service of written request by Lessors, reimburse Lessors for Lessee's share of such taxes. Lessee shall pay the taxes for the year in which this lease is to end; and Lessors shall promptly, on service of written request by Lessee, reimburse Lessee for its share of such taxes.

    SECTION 4.03. SEPARATE ASSESSMENT OF LEASED LAND. Should the bank parcel be assessed and taxed with or as part of other property owned by Lessors prior to commencement of the term of this lease, Lessors agrees to arrange with the taxing authorities to thereafter have the bank parcel taxed and assessed as a separate parcel distinct from any other real or personal property owned by Lessors. Should the bank parcel be assessed and taxed for the year in which this lease is to commence with or as part of other property owned by Lessors, for purposes of determining pursuant to Section 4.02 of this lease the share of such taxes for which Lessee is liable, that portion of such taxes that bears the same ratio to the total of such taxes as the ground area of the bank parcel bears to the ground area of the total taxed property shall be the taxes levied on and assessed against the bank parcel.

    SECTION 4.04. PAYMENT BEFORE DELINQUENCY. Any and all taxes and assessments and installments of taxes and assessments required to be paid by Lessee under this lease shall be paid by Lessee at least ten (10) days before each such tax, assessment or installment of tax or assessment becomes delinquent.

    SECTION 4.05. CONTEST OF TAX. Lessee shall have the right to contest, oppose or object to the amount or validity of any tax, assessment or other charge levied on or assessed against the bank parcel or any part of the bank parcel; provided, however, that the contest, opposition or objection must be filed before the tax, assessment or other charge at which it is directed becomes delinquent and written notice of the contest, opposition or objection must be given to Lessors at least ten (10) days before the date the tax, assessment or other charge becomes delinquent. Lessors shall, on written request of Lessee, join in any such contest, opposition or objection if Lessee determines such joinder is necessary or convenient for the proper prosecution of the proceedings but Lessors shall not be liable for any costs or expenses incurred or awarded in the proceeding.

    SECTION 4.06. TAX RETURNS AND STATEMENTS. Lessee shall, as between Lessor and Lessee, have the duty of attending to, preparing, making and filing any statement, return, report or other instrument required or permitted by law in connection with the determination, equalization, reduction or payment of any taxes, assessments or other charges that are or may be levied on or assessed against the bank parcel, any portion of the bank parcel, any interest in the bank parcel, or any improvements or other property on the bank parcel.

    SECTION 4.07. UTILITIES. Lessee shall pay or cause to be paid, and hold Lessors and the property of Lessors including the bank parcel free and harmless from, all charges for the furnishing of gas, water, electricity, telephone service, and other public utilities to the bank parcel during the term of this lease and for the removal of garbage and rubbish from the bank parcel during the term of this lease.


                          ARTICLE 5.  CONSTRUCTION BY LESSEE

    SECTION 5.01. RIGHT TO CONSTRUCT. Lessee shall, at Lessee's sole option, cost and expense, construct or cause to be constructed on the bank parcel a commercial bank facility (herein called "the building project"), in the manner and according to the terms and conditions specified in this Article.

    SECTION 5.02. DUTY TO SUBDIVIDE. Lessee shall immediately undertake and diligently pursue to completion, tentative and final parcel maps to create two legal parcels consisting of the bank parcel and the residential parcel. Lessors agree to cooperate with Lessee in obtaining such governmental approval as may be necessary to achieve recordation of a final parcel map, provided, however, that such cooperation shall be at no cost to Lessors, except for the cost of any improvements required as a condition of the map and which are not located on the bank parcel; which costs shall be borne by Lessors.

    SECTION 5.03. DUTY TO CONSTRUCT IMPROVEMENTS FOR LESSORS. Lessee, as part of the construction of the improvements on the bank parcel, shall construct the following additional improvements on the residential parcel all at Lessee's expense:

    (1)  Grade the Tefft Road frontage (fifty foot (50') width).

    (2) Construct a twenty-foot (20') wide asphalt paved road to a depth of two hundred feet (200') from Tefft Road along the Westerly boundary of the residential parcel and grade the slope and cut a twelve foot (12') wide unpaved road from the end of the paved road to the existing residence on the residential parcel. The asphalt paving, base and the like for the paved road shall be in accordance with San Luis Obispo County design standards.

    (3) Re-route the existing water line on the bank parcel to the residence on the residential parcel and provide appropriate easements for the location, repair and maintenance of the same as well as any other necessary public utilities. The water line shall be of a standard required by all appropriate governmental agencies having jurisdiction and of a size of not less than two inches (2") from the Tefft Road connection to the north boundary of the bank parcel and three quarters of an inch (.75") thereafter.

    Lessors hereby grant to Lessee a temporary easement to go upon the residential parcel for the purposes of constructing the improvements required by this Lease and as may from time to time be required to construct the bank buildings, parking lots, retaining walls and other facilities and improvements contemplated on the bank parcel.

    Lessors hereby further grant to Lessee a slope easement on the residential parcel for the purpose of constructing and maintaining slope grades to the bank parcel as may from time to time be required by the governmental authorities having jurisdiction over the same. In connection therewith, Lessee agrees to design and construct a drainage system adequate to handle the flow of water from the higher residential parcel as it currently exists. Lessee hereby further agrees to waive any and all claims for any and all damages or losses which might accrue to the property or property rights of Lessee and to indemnify and hold Lessors harmless from any and all claims for damages to third persons or their property occasioned by the natural flow of water from the residential parcel as it currently exists onto the bank parcel. Nothing herein shall be construed as requiring Lessee to accept storm or other water run off or discharge from the residential parcel created as a result of the construction of improvements or other changes to the residential parcel at a later date and not constructed or consented to by Lessee.

    SECTION 5.04. NO CONSTRUCTION BEFORE NOTICE - NOTICE OF NONRESPONSIBILITY. No work of any kind shall be commenced on and no building or other materials shall be delivered for said building project, nor shall any other building or land development work be commenced or building materials be delivered on the bank parcel until at least ten (10) days after written notice has been given by Lessee to Lessors of the commencement of such work or the delivery of such materials. Lessors shall, at any and all times during the term of this lease, have the right to post and maintain on the bank parcel and to record as required by law any notice or notices of nonresponsibility provided for by the mechanics' lien laws of the State of California. The work prohibited by this section until 10 days' written notice thereof has been given to Lessors includes as well as actual construction work any site preparation work, installation of utilities, street construction or improvement work or any grading or filling of the bank parcel.

    SECTION 5.05. COMPLIANCE WITH LAW AND QUALITY. The building project shall be constructed, and all work performed on the bank parcel and all buildings or other improvements erected on the bank parcel shall be in accordance with all valid laws, ordinances, regulations and orders of all federal, state, county or local governmental agencies or entities having jurisdiction over the bank parcel; provided, however, that any structure or other improvement erected on the bank parcel, including said building project, shall be deemed to have been constructed in full compliance with all such valid laws, ordinances, regulations and orders when a valid final Certificate of Occupancy entitling Lessee and tenants of Lessee to occupy and use of the structure or other improvement has been duly issued by proper governmental agencies or entities. All work performed on the bank parcel pursuant to this lease, or authorized by this lease, shall be done in a good workmanlike manner and only with new materials of good quality and high standard.

    SECTION 5.06. MECHANICS' LIENS. At all times during the term of this lease, Lessee shall keep the bank parcel and all building and improvements now or hereafter located on the bank parcel free and clear of all liens and claims of liens for labor, services, materials, supplies or equipment performed on or furnished to the bank parcel. Should Lessee fail to pay and discharge or cause the bank parcel to be released from any such lien or claim of lien within thirty
(30) days after service on Lessee of written request from Lessors to do so, Lessors may pay, adjust, compromise and discharge any such lien or claim of lien on such terms and manner as Lessors may deem appropriate. In such event, Lessee shall, on or before the first day of the next calendar month following any such payment by Lessors, reimburse Lessors for the full amount paid by Lessors in paying, adjusting, compromising and discharging such lien or claim of lien, including any attorney's fees or other costs expended by Lessors.

    SECTION 5.07. ZONING AND USE PERMITS. Should Lessee deem it necessary or appropriate to obtain any use permit, variance, or rezoning of the Premises in order to construct or operate the building project, Lessors agrees to execute such documents, petitions, applications and authorizations as may be necessary or appropriate in obtaining the same and hereby appoints Lessee their attorney in fact to execute in the name and on behalf of Lessors any such documents, petitions, applications or authorizations; provided, however, that any such permits, variances or rezoning shall be obtained at the sole cost and expense of Lessee and Lessee agrees to protect and save Lessors and the property of Lessors, including the Premises, free and harmless from any such cost and expense. In connection therewith, Lessors shall concurrently with the execution of this lease execute a separate instrument so appointing Lessee for such purposes.

    SECTION 5.08. OWNERSHIP OF BUILDING PROJECT. Any and all buildings and improvements placed or erected on the bank parcel as part of the building project as well as any and all other alterations, additions, improvements, and fixtures, except furniture and trade fixtures, made or placed in or on the bank parcel by Lessee or any other person shall not be considered part of the real property of the bank parcel until and only in the event of expiration or sooner termination of this lease at which time they shall remain on the bank parcel and become the property of Lessors.

                         ARTICLE 6.  ENCUMBRANCE OF LEASEHOLD

    SECTION 6.01. LESSEE'S RIGHT TO ENCUMBER. Lessee may, at any time after subdivision of the Premises in accordance with Section 5.02 and from time to time during the term of this lease, encumber to any person or entity, herein called "Lender", by deed of trust or mortgage or other security instrument all of Lessee's interest under this lease and the leasehold estate hereby created in Lessee for any purpose or purposes without the consent of Lessors; provided, however, that no encumbrance incurred by Lessee pursuant to this section shall, and Lessee shall not have power to incur any encumbrance that will, constitute in any way a lien or encumbrance on the fee of the Premises or any interest of Lessors in the Premises.

    SECTION 6.02. REQUEST FOR NOTICE OF LOAN DEFAULT. Immediately after the recording of any deed of trust or mortgage executed by Lessee pursuant to
Section 6.01 of this lease and containing a power of sale as defined by California law, Lessee shall at Lessee's own cost and expense record in the office of the County Recorder of San Luis Obispo County, California, a written request executed and acknowledged by Lessors for a copy of any notice of default and a copy of any notice of sale under such deed of trust or mortgage to be mailed to Lessors at the address specified in the request by Lessors.

    SECTION 6.03. NOTICE TO AND SERVICE ON LENDER. Lessors shall mail to Lender, should Lessee incur any encumbrance pursuant to Section 6.01 of this lease, a duplicate copy of any and all notices Lessors may from time to time give to or serve on Lessee pursuant to or relating to this lease. Lessee shall at all times keep Lessors informed in writing of the name and mailing address of Lender and any changes in Lender's mailing address. Any notices or other communications permitted by this or any other section of this lease or by law to be served on or given to Lender by Lessors shall be deemed duly served on or given to Lender when deposited in the United States mail, first-class postage prepaid, addressed to Lender at the last mailing address for Lender furnished in writing to Lessors by Lessee or Lender.

    SECTION 6.04. NO MODIFICATION WITHOUT LENDER'S CONSENT. Should Lessee incur any encumbrance pursuant to Section 6.01 of this lease, Lessee and Lessors hereby expressly stipulate and agree that they will not modify this lease in any way nor cancel this lease by mutual agreement without the written consent of Lender having such encumbrance.

    SECTION 6.05. RIGHTS OF LENDER. Should Lessee incur any encumbrance pursuant to Section 6.01 of this lease, the Lender having such encumbrance shall have the right at any time during the term of this lease and the existence of this encumbrance to:

    (1) Do any act or thing required of Lessee under this lease, and any such act or thing done and performed by Lender shall be as effective to prevent a forfeiture of Lessee's rights under this lease as if done by lessee himself;

    (2) Realize on the security afforded by the leasehold estate by exercising foreclosure proceedings or power of sale or other remedy afforded in law or in equity or by the security document, herein called the "Trust Deed", and to:

         (a) Transfer, convey or assign the title of Lessee to the leasehold estate created by this lease to any purchaser at any foreclosure sale, whether the foreclosure sale be conducted pursuant to court or pursuant to a power of sale contained in the Trust Deed; and

         (b) Acquire and succeed to the interest of Lessee under this lease by virtue of any foreclosure sale, whether the foreclosure sale be conducted pursuant to a court order or pursuant to a power of sale contained in the Trust Deed.

    SECTION 6.06. RIGHT OF LENDER TO CURE DEFAULTS. Should Lessee incur an encumbrance pursuant to Section 6.01 of this lease, before Lessors may terminate this lease because of any default under or breach of this lease by Lessee, Lessors must give written notice of the default or breach to Lender and afford Lender the opportunity after service of the notice to:

    (1) Cure the breach or default within thirty (30) days where the default can be cured by the payment of money (including any late charges, penalties and interest) to Lessors or some other person;

    (2) Cure the breach or default within ninety (90) days where the breach or default must be cured by something other than the payment of money and can be cured within that time; or

    (3) Cure the breach or default in such reasonable time as may be required where something other than money is required to cure the breach or default and cannot be performed within ninety (90) days provided that acts to cure the breach or default are commenced within that time period after service of notice of default on Lender by Lessors and are thereafter diligently continued by Lender.

    SECTION 6.07. FORECLOSURE IN LIEU OF CURING DEFAULT. Notwithstanding any other provision of this lease, a Lender under an encumbrance incurred by Lessee pursuant to Section 6.01 of this lease may forestall termination of this lease by Lessors for a default under or breach of this lease by Lessee by commencing proceedings to foreclose its encumbrance on the leasehold estate created by this lease. The proceedings so commenced may be for foreclosure of the encumbrance by order of court or for foreclosure of the encumbrance under a power of sale contained in the instrument creating the encumbrance. The proceedings shall not, however, forestall termination of this lease by Lessors for the default or breach by Lessee unless:

    (1) They are commenced within thirty (30) days after service on Lender of the notice described in Section 6.06 of this lease;

    (2) They are, after having been commenced, diligently pursued in the manner required by law to completion; and

    (3) Lender keeps and performs all of the terms, covenants and conditions of this lease requiring the payment of expenditure of money by Lessee until the foreclosure proceedings are complete or discharged by redemption, satisfaction, payment or conveyance of the leasehold estate to Lender.

    SECTION 6.08. ASSIGNMENT WITHOUT CONSENT ON FORECLOSURE. Provided that Lender under any encumbrance incurred by Lessee pursuant to Section 6.01 of this lease gives written notice of transfer to Lessors setting forth the name and address of the transferee as well as the effective date of the transfer, the written consent of Lessors shall not be required for transfer of Lessee's interest under this lease to:

    (1) A purchaser at a foreclosure sale of the encumbrance whether the foreclosure sale be conducted pursuant to court order or pursuant to a power of sale in the instrument creating the encumbrance; or

    (2) A purchaser from Lender after foreclosure where Lender was the purchaser of Lessee's interest at the foreclosure sale of the encumbrance and Lender is an established bank, savings and loan association, or insurance company.

    SECTION 6.09. NEW LEASE TO LENDER. Notwithstanding any other provision of this lease, should this lease terminate because of the insolvency or bankruptcy of Lessee or because of any default under or breach of this lease by Lessee, Lessors will execute a new lease for said premises to the Lender under an encumbrance incurred by Lessee pursuant to Section 6.01 of this lease as Lessee, provided:

    (1) A written request for the new lease is served on Lessors by Lender within ninety (90) days after service on Lender of the notice described in
Section 6.06 of this lease.

    (2) The new lease is for a term ending on the same date the term of this lease would have ended had not this lease been terminated, provides for the payment of rent at the same rate that would have been payable under this lease during the remaining term of this lease had this lease not been terminated, and contains the same terms, covenants, conditions and provisions as are contained in this lease.

    (3) Lender, on execution of the new lease by Lessors, shall pay any and all sums that would at the time of the execution of the new lease be due under this lease but for its termination (including but not limited to any accrued rent, taxes, insurance, late charges, penalties or interest) and shall otherwise fully remedy, or agree in writing to remedy, any other defaults under or breaches of this lease committed by Lessee that can be remedied.

    (4) Lender, on execution of the new lease, shall pay all reasonable costs and expenses, including attorney's fees and court costs, incurred in terminating this lease, recovering possession of said premises from Lessee or the representative of Lessee, and preparing the new lease.

    (5) The new lease shall be subject to all existing subleases under which the sublessees are not in default and shall be assignable by Lender but not by any assignee of Lender without the consent of Lessors.

    (6)  The new lease shall:

         (a) Extend the time for performance of any unperformed acts required by Article 5 of this lease for such period as is equal to the delay in performance of the act caused by Lessee's inability or failure to perform the act and the time required to terminate this lease and execute a new lease to Lender; and

         (b) Excuse the performance of any act required by Article 5 of this lease that has already been performed but Lender, and Lender's assignee as Lessee under the new lease, shall be liable for payment of all costs and expenses incurred in the performance of any act required by Article 5 of this lease, whether performed before or after execution of the new lease, that might be alleged or claimed as a lien against the Premises.

    SECTION 6.10. LENDER AS ASSIGNEE OF LEASE. No Lender under any encumbrance incurred by Lessee pursuant to Section 6.01 of this lease shall be liable to Lessors as an assignee of this lease unless and until such time as Lender acquires all rights of Lessee under this lease through foreclosure or other proceedings in the nature of foreclosure or as a result of some other action or remedy provided by law or the instrument creating the encumbrance.

    SECTION 6.11. LENDER AS INCLUDING SUBSEQUENT SECURITY HOLDERS. The term "Lender" as used in this lease shall mean not only the person, persons or entity that loaned money to Lessee and is named as beneficiary, mortgagee, secured party or security holder in the instrument creating any encumbrance incurred by Lessee pursuant to Section 6.01 of this lease, but also all subsequent assignees and holders of the security interest created by such instrument.

    SECTION 6.12. SUBORDINATION, ATTORNMENT, QUIET ENJOYMENT. At any time Lessors may at their option obtain and place such mortgages or deed of trusts as a lien on or against their fee interest in the Premises as they deem fit. In such event Lessee agrees to complete, execute and deliver to Lessors or the Lessors' lender any and all subordination agreements and/or estoppel certificates reasonably required by Lessors or Lessors' lender. Provided however, that as a condition precedent to any subordination, such lender shall agree in writing for itself and its successors, heirs and assigns that upon Lessee paying the Rent reserved herein and observing and performing all of the provisions hereof on Lessee's part to be performed, Lessee shall have quiet possession of the Premises during the entire term of the lease. It is further provided that in the event of the default of Lessors in connection with any such mortgage or deed of trust, Lessee may, at its sole discretion, pay directly to Lessors' lender any rents due Lessors to cure any such default on the part of Lessors. Lessee shall be entitled to and shall receive credit for all such payments as against any actual or reserved rent due Lessors under the terms of this lease. In the event any proceedings are brought for default or foreclosure under any such mortgage or deed of trust, Lessee may attorn to the purchaser upon any such foreclosure or sale and recognize said purchaser as the Lessor under this lease on the condition that such purchaser expressly agrees in writing to be bound by the terms of this lease.



                         ARTICLE 7.  REPAIRS AND RESTORATION

    SECTION 7.01. MAINTENANCE BY LESSEE. At all times during the term of this lease Lessee shall, at Lessee's own cost and expense, keep and maintain the bank parcel and all improvements now or hereafter on the bank parcel as well as all facilities now or hereafter appurtenant to the bank parcel in good order and repair and in a safe and clean condition. Furthermore, Lessee shall, at Lessee's own cost and expense, maintain at all times during the term of this lease the whole of the bank parcel as well as any improvements, landscaping or facilities thereon in a clean, sanitary, neat, tidy, orderly and attractive condition.

    SECTION 7.02. REQUIREMENTS OF GOVERNMENTAL AGENCIES. At all times during the term of this lease, Lessee, at Lessee's own cost and expense, shall:

    (1) Make all alterations, additions or repairs to the bank parcel or the improvements or facilities on the bank parcel required by any valid law, ordinance, statute, order or regulation now or hereafter made or issued by any federal, state, county, local or other governmental agency or entity;

    (2) Observe and comply with all valid laws, ordinances, statutes, orders and regulations now or hereafter made or issued respecting the bank parcel or the improvements or facilities on the bank parcel by any federal, state, county, local or other governmental agency or entity;

    (3) Contest if Lessee, in Lessee's sole discretion, desires by appropriate legal proceedings brought in good faith and diligently prosecuted in the name Lessee, or in the names of Lessee and Lessors where appropriate or required, the validity or applicability to the bank parcel of any law, ordinance, statute, order or regulation now or hereafter made or issued by any federal, state, county, local or other governmental agency or entity; provided, however, that any such contest or proceeding, though maintained in the names of Lessee and Lessors, shall be without cost to Lessors, and Lessee shall protect the bank parcel and Lessors from Lessee's failure to observe or comply during the contest with the contested law, ordinance, statute, order or regulation.

    (4) Indemnify and hold Lessors and the property of Lessors, including the Premises, free and harmless from any and all liability, loss, damages, fines, penalties, claims, and action resulting from Lessee's failure to comply with and perform the requirements of this section.

    SECTION 7.03. OPTION TO TERMINATE LEASE FOR DESTRUCTION. Lessee shall have the option of terminating this lease on the last calendar day of any month by giving Lessors at least thirty (30) days' prior written notice of Lessee's intent to do so and by removing, at Lessee's own cost and expense, all debris and remains of the damaged improvements from the bank parcel where any buildings or improvements now or hereafter on the bank parcel are so damaged or destroyed by fire, theft, the elements or any cause conducting the business of Lessee is rendered impractical.


                         ARTICLE 8.  INDEMNITY AND INSURANCE

    SECTION 8.01.  INDEMNITY AGREEMENT.  Lessee shall indemnify and hold
Lessors and the property of Lessors, including the Premises and any buildings or improvements now or hereafter on the Premises, free and harmless from any and all liability, claims, loss, damages or expenses resulting from Lessee's occupation and use of the bank parcel, specifically including, without limitation, any liability, claim, loss, damage or expense arising by reason of:

    (1) The death or injury of any person, including any person who is an employee or agent of Lessee, or by reason of the damage to or destruction of any property, including property owned by Lessee or by any person who is an employee or agent of Lessee, from any cause whatever while such person or property is in or on the bank parcel or in any way connected with the bank parcel or with any of the improvements or personal property on the bank parcel.

    (2) Any work performed on the bank parcel or materials furnished to the bank parcel at the instance or request of Lessee or any person or entity acting for or on behalf of Lessee; or

    (3) Lessee's failure to perform any provision of this lease or to comply with any requirement of law or any requirement imposed on Lessee or the bank parcel by any duly authorized governmental agency or political subdivision.

    SECTION 8.02. LIABILITY INSURANCE. Lessee shall, at Lessee's own cost and expense, secure promptly after execution of this lease and maintain during the entire term of this lease a broad form comprehensive coverage policy of public liability insurance issued by an insurance company authorized to issue liability insurance in California insuring Lessee and Lessors against loss or liability caused by or connected with Lessee's occupation and use of the bank parcel under this lease in a combined single limit of not less than One Million Dollars ($1,000,000.00).

    SECTION 8.03. DEPOSIT OF INSURANCE. Lessee shall, not later than the commencement date hereof and promptly thereafter when any such policy is replaced, rewritten or renewed deliver to the Lessors a true and correct copy of each insurance policy required by this Article of this lease or a certificate executed by the insurance company or companies or their authorized agent evidencing such policy or policies.

    SECTION 8.04. NOTICE OF CANCELLATION OF INSURANCE. Lessee shall use its best efforts to assure that each insurance policy required by this Article of this lease shall contain a provision that it cannot be canceled or not renewed for any reason unless thirty (30) days' prior written notice of the cancellation or nonrenewal is given to the Lessors in the manner required by this lease for service of notices on Lessors.


                               ARTICLE 9.  CONDEMNATION

    SECTION 9.01. TOTAL CONDEMNATION. Should, during the term of this lease, title and possession of all of the Premises be taken under the power of eminent domain by any public or quasi-public agency or entity, this lease shall terminate as of 12:01 A.M. of, which ever first occurs, the date legal title of the bank parcel becomes vested in or actual physical possession of the Premises is taken by the agency or entity exercising the power of eminent domain and both Lessors and Lessee shall thereafter be released from all obligations, except those specified in Section 9.04 of this lease, under this lease.

    SECTION 9.02. PARTIAL TAKING - PARKING LOT. Should, during the term of this lease, title and possession of only a portion of the Premises be taken under the power of eminent domain by any public or quasi-public agency or entity, all compensation and damages payable by reason of any parking facilities on the bank parcel taken by such exercise of the eminent domain power, except for such portion which is allocable to the value of the underlying fee interest of the Lessors, shall be available to and may be used, to the extent reasonably needed, by Lessee in replacing the parking facilities so taken to the extent reasonably practicable under then existing laws and conditions with new parking facilities on the remaining portion of the bank parcel. Provided, however, that should the facilities taken by eminent domain result in a net loss of twenty-five percent (25%) or more of the area of the bank parcel that can, after considering any replacement parking facilities that can be constructed on the remaining portion of the bank parcel by reasonable methods, be devoted to parking facilities as compared with the area devoted to such facilities immediately prior to the taking, Lessee may terminate this lease.

    SECTION 9.03. PARTIAL TAKING - RENTAL FACILITIES. Should, during the term of this lease, title and possession of only a portion of the Premises be taken under the power of eminent domain by any public or quasi-public agency or entity, all compensation and damages payable by reason of any improvements to the bank parcel other than parking facilities taken by such exercise of the eminent domain power shall be available to and may be used, to the extent reasonably needed, by Lessee to replace the improvements so taken to the extent reasonably practicable under then existing laws and conditions with improvements of the same type on the remaining portion of the bank parcel. Provided, however, that should the improvements taken by eminent domain result in a net loss of twenty-five percent (25%) or more of the total rentable floor space of all buildings on the bank parcel, after taking into consideration additional floor space that could be reasonably constructed on the remaining portion of the bank parcel, immediately prior to the taking, Lessee may terminate this lease.

    SECTION 9.04. CONDEMNATION AWARD. Any compensation or damages awarded or payable because of the taking of all or any portion of the by eminent domain shall be allocated between Lessor and Lessee as follows:

    (1) All compensation or damages awarded or payable for the taking by eminent domain of any land that is part of the Premises shall be paid to and be the sole property of Lessors free and clear of any claim of Lessee or any person claiming rights to said premises through or under Lessee.

    (2) All compensation or damages awarded or payable because of any improvements constructed or located on the portion of the bank parcel taken by eminent domain where only a portion of the bank parcel is taken by eminent domain shall be applied in the manner specified in Section 9.02 or Section 9.03 toward the replacement of such improvements with equivalent new improvements on the remaining portions of the bank parcel.

    (3) All compensation or damages awarded or payable because of any improvements constructed or located on the portion of the bank parcel taken by eminent domain where this lease is terminated because of the taking by eminent domain, whether all or only a portion of the bank parcel is taken by eminent domain, shall be allocated between Lessee and Lessors as follows:

         (a) That percentage of the compensation or damages awarded or payable because of the improvements that equals the percentage of the full term of this lease that has, at the time of the taking, not expired shall belong to and be the sole property of Lessee.

         (b) That percentage of the compensation or damages awarded or payable because of the improvements that equals the percentage of the full term of this lease that has, at the time of taking, expired shall belong to and be the sole property of Lessors.

         (c) The term "time of taking" as used in this subparagraph shall mean 12:01 A.M. of, whichever shall first occur, the date title or the date physical possession of the portion of the bank parcel on which the improvements are located is taken by the agency or entity exercising the eminent domain power.

    (4) Any severance damages awarded or payable because only a portion of the bank parcel is taken by eminent domain shall be the sole and separate property of Lessors.

    SECTION 9.05. VOLUNTARY CONVEYANCE IN LIEU OF EMINENT DOMAIN. A voluntary conveyance by Lessors, with the consent of Lessee, of title to all or a portion of the bank parcel to a public or quasi-public agency or entity in lieu of and under threat by such agency or entity to take the same by eminent domain proceedings shall be considered a taking of title to all or such portion of the Premises under the power of eminent domain subject to the provisions of this Article.


                         ARTICLE 10.  DEFAULT AND TERMINATION

    SECTION 10.01. ABANDONMENT BY LESSEE. Should Lessee breach this lease and abandon the bank parcel prior to the natural expiration of the term of this lease, Lessors may continue this lease in effect by not terminating Lessee's right to possession of the bank parcel, in which event Lessors shall be entitled to enforce all Lessors' rights and remedies under this lease, including the right to recover the rent specified in this lease as it becomes due under this lease.

    SECTION 10.02. TERMINATION FOR BREACH BY LESSEE. All covenants and agreements contained in this lease are declared to be conditions to this lease and to the term hereby demised to Lessee. Should Lessee default in the performance of any covenant, condition or agreement contained in this lease and the default not be cured within thirty (30) days after written notice of the default is served on Lessee by Lessors, then Lessors may terminate this lease and:

    (1)  Bring an action to recover from Lessee:

         (a) The worth at the time of award of the unpaid rent on the bank parcel which has been earned at the time of termination of the lease;

         (b) The worth at the time of award of the amount by which the unpaid rent on the bank parcel which would have been earned after termination of the lease until the time of award exceeds the amount of rental loss on the bank parcel that Lessee proves could have been reasonably avoided;

         (c) The worth at the time of award of the amount by which the unpaid rent on the bank parcel for the balance of the term after the time of award exceeds the amount of rental loss on the bank parcel that Lessee proves could be reasonably avoided; and

         (d) Any other amount necessary to compensate Lessors for all detriment proximately caused by Lessee's failure to perform its obligations under this lease; and

    (2) Bring an action, in addition to or in lieu of the action described in subparagraph (1) of this section, to reenter and regain possession of the Premises in the manner provided by the laws of unlawful detainer of the State of California then in effect.

    SECTION 10.03. CUMULATIVE REMEDIES. The remedies given to Lessors in this Article shall not be exclusive but shall be cumulative with and in addition to all remedies now or hereafter allowed by law and elsewhere provided in this lease.



                              ARTICLE 11.  MISCELLANEOUS

    SECTION 11.01. FORCE MAJEURE - DELAYS. Except as otherwise expressly provided in this lease, should the performance of any act required by this lease to be performed by either Lessors or Lessee by prevented or delayed by reason of any act of God, strike, lockout, labor trouble, inability to secure materials, restrictive governmental laws or regulations, or any other cause except financial inability not the fault of the party required to perform the act, the time for performance of the act will be extended for a period equivalent to the period of delay and performance of the act during the period of delay will be excused; provided, however, that nothing contained in this section shall excuse the prompt payment of rent by Lessee as required by this lease or the performance of any act rendered difficult or impossible solely because of the financial condition of the party, Lessors or Lessee, required to perform the act.

    SECTION 11. 02. ATTORNEY'S FEES. Should any litigation be commenced between the parties to this lease concerning the Premises, this lease, or the rights and duties of either in relation thereto, the party, Lessors or Lessee, prevailing in such litigation shall be entitled, in addition to such other relief as may be granted in the litigation, to a reasonable sum as and for his attorney's fees in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

    SECTION 11.03. NOTICES TO LESSORS. Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this lease or by law to be served on or given to Lessors by Lessee or any Lender described in Article 6 of this lease shall be in writing and shall be deemed duly served and given when personally delivered to Lessors; or in lieu of such personal service, when deposited in the United States mail, first-class postage prepaid, addressed to Lessors at 3925 Oakglen Avenue, Nipomo, California 93444-9738 in which case it shall be deemed received on the third business day following mailing. Lessors may change Lessors' dress for the purpose of this section by giving written notice of such change to Lessee in the manner provided in Section 11.04 whereupon Lessee shall transmit a copy of such notice to any Lender described in Article 6 of this lease.

    SECTION 11.04. NOTICES TO LESSEE. Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this lease or by law to be served on or given to Lessee by Lessors shall be in writing and shall be deemed duly served and given when personally delivered to Lessee, any managing employee of Lessee, or in lieu of such personal service, when deposited in the United States mail, first-class postage prepaid, addressed to Lessee at P. O. Box 6090, Santa Maria, CA 93456-6090 in which case it shall be deemed received on the third business day following mailing. Lessee may change its address for the purpose of this section by giving written notice of such change to Lessors in the manner provided in Section 11.03 of this lease.

    SECTION 11.05. HAZARDOUS MATERIALS. As part of the moving consideration herefor, Lessors warrant and represent to Lessee that to the best of Lessors' knowledge there are not now, nor have there ever been any toxic or hazardous materials, as those terms are defined in applicable state and federal legislation, located in, on or under the surface of the Premises.

    SECTION 11.06. INTEREST ON ADVANCES. In addition to any other remedies available to Lessors, in the event of the default of Lessee in complying with and performing its obligations pursuant to the terms and conditions of this lease, if Lessors shall have paid any monetary obligation of Lessee under the lease; then in addition to the sum of money so advanced, Lessee shall be entitled to interest at the rate of ten percent (10%) per annum on the sum advanced from the date of advance until paid in full. All such advances shall be due and payable forthwith upon notification by Lessors to Lessee of the fact and amount of advance.

    SECTION 11.07. GOVERNING LAW. This lease, and all matters relating to this lease, shall be governed by the laws of the State of California in force at the time any need for interpretation of this lease or any decision or holding concerning this lease arises.

    SECTION 11.08. BINDING ON HEIRS AND SUCCESSORS. This lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

    SECTION 11.09.  PARTIAL INVALIDITY.   Should any provision of this lease be
held by a court of competent jurisdiction to be either invalid, void or unenforceable, the remaining provisions of this lease shall remain in full force and effect unimpaired by the holding.

19 SECTION 11.10. SOLE AND ONLY AGREEMENT. This instrument supersedes the Ground Lease between the parties date February 12, 1990 and constitutes the sole and only agreement between Lessors and Lessee respecting the Premises, the leasing of the Premises to Lessee, the construction of the building project described in this lease on the Premises, or the lease terms herein specified, and correctly sets forth the obligations of Lessors and Lessee to each other as of its date. Any agreements or representations respecting the Premises, their leasing to Lessee by Lessors or any other matter discussed in this lease not expressly set forth in this instrument are null and void.

    SECTION 11.11. TIME OF ESSENCE. Time is expressly declared to be the essence of this lease.

    SECTION 11.12. MEMORANDUM OF LEASE FOR RECORDING. Lessors and Lessee shall execute an amended memorandum or "short form" of this lease for purposes of, and in a form suitable for, being recorded. The memorandum or "short form" of this lease shall describe the parties, Lessor and Lessee, set forth a description of the leased premises, specify the term of this lease, and shall incorporate this lease by reference.

    EXECUTED on June 26, 1990, at Santa Maria, California.

LESSORS:                           LESSEE:

Signature Present                  BANK OF SANTA MARIA
-----------------                  A California Banking Corporation
JOSEPH W. SOARES

Signature Present                  By:  Signature Present
-----------------                       -----------------------------
LAURA MAE SOARES                        WILLIAM A. HARES
                                        President

                                   By:  Signature Present
                                        -----------------------------
                                        DONALD W. LEMKE
                                        Assistant Secretary

STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF SANTA BARBARA )

On this the 26th day of June, 1990, before me, the undersigned, a Notary Public in and for said County and State, personally appeared JOSEPH W. SOARES and LAURA MAE SOARES, personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument, and acknowledged that they executed it.

WITNESS my hand and official seal.

Seal  OFFICIAL SEAL                               Signature Present
Here  NORA E. THOMPSON                            -----------------
      NOTARY PUBLIC - CALIFORNIA                  Notary Public
      SANTA BARBARA COUNTY
      My comm. expires FEB 8, 1994


STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF SANTA BARBARA )

On this the 27th day of June, 1990, before me, the undersigned, a Notary Public in and for said County and State, personally appeared WILLIAM A. HARES, personally known to me or proved to me on the basis of satisfactory evidence to be the President of the BANK OF SANTA MARIA, and DONALD W. LEMKE, personally known to me or proved to me on the basis of satisfactory evidence to be the Assistant Secretary of BANK OF SANTA MARIA, the corporation that executed the within instrument on behalf of said corporation, and acknowledged to me that such corporation executed it.

WITNESS my hand and official seal.

Seal  BETTY B. O'DEA                              Signature Present
Here  Notary Public                               -----------------
      Santa Barbara County                        Notary Public
      California
My Commission Expires February 28, 1992

                                     EXHIBIT "A"
                            DESCRIPTION OF LEASED PREMISES

BANK PARCEL
PARCEL 1:
That portion of Lot 11 of Story's Resubdivision of Lot 24 of Ward's Subdivision of the Rancho Nipomo recorded in Book A of Maps at Page 20, San Luis Obispo County official records, all located in San Luis Obispo County, California, being more particularly described as follows:

BEGINNING at a point which bears North 34 degrees 30' West 20.00 feet and North 55 degrees 30' East 44.00 feet from the most Southerly corner of said Lot 11; Thence North 34 degrees 30' West 200.00 feet; Thence North 55 degrees 30' East
220.00 feet more or less, to a point on the Northeasterly boundary line of that certain parcel of land described in Book 1601, Page 715 of said County official records; Thence along said Northeasterly boundary line South 34 degrees 30' East
200.00 feet; Thence South 55 degrees 30' West 220.00 feet, more or less to the POINT OF BEGINNING.

Containing 1.01 Acres of land more or less.

PARCEL 2:
An easement for ingress and egress over the residential parcel described as follows:

That portion of Lot 11 of Story's Resubdivision of Lot 24 of Ward's Subdivision of the Rancho Nipomo recorded in Book A of Maps at Page 20 of San Luis Obispo County official records, all located in San Luis Obispo County, California, being more particularly described as follows:

BEGINNING at a point on the Southwesterly boundary line of said Lot 11 which bears North 34 degrees 30' West 20.00 feet from the most Southerly corner of said Lot 11; Thence along said Southwesterly boundary line of Lot 11 North 34 degrees 30' West 200.00 feet; Thence North 55 degrees 30' East 44.00 feet; Thence South 34 degrees 30' East 200.00 feet, more or less to a point 20.00 feet measured at right angles from the Northwesterly right of way line of Tefft Street; Thence along a line 20.00 feet from a parallel to said Northwesterly right of way line South 55 degrees 30' West 44.00 feet, more or less to the POINT OF BEGINNING.

Containing 8800 Square Feet of land, more or less.

RESIDENTIAL PARCEL

All that part of Lot 11 of the Resubdivisions of the Southwesterly part of Lot 24 of A. C. Ward's Subdivisions of the Nipomo Rancho, San Luis Obispo County, as shown by map of said Resubdivisions made by George Story, County Surveyor, in the year 1887, and which said map was filed on December 10, 1887, in the office of the San Luis Obispo County Recorder, described as follows:

Beginning at a post marked X.5 at the Southwesterly corner of said Lot, and running Thence North 55 1/2 degrees East, along the Southerly line of said Lot, 4 chains; Thence North 34 1/2 degrees West, 10 chains to the line between Lots 10 and 11 of said Resubdivision; Thence South


                                          A

55 1/2 degrees West, along said line, 4 chains to post marked X.13, at the Northwesterly corner of said Lot 11; Thence South 34 1/2 degrees East, along the Westerly line of said Lot, 10 chains to the POINT OF BEGINNING.

Excepting therefrom Parcel 1 of the Bank Parcel described above.


                                          A

                                     EXHIBIT "B"

                    PRELIMINARY TITLE REPORT FOLLOWS ON NEXT PAGE


                                          B